SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K



                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          October  21, 1997
           Date of Report (Date of earliest event reported)



                         BORDERS GROUP, INC.
        (Exact name of registrant as specified in its charter)



MICHIGAN                       1-13740                 38-3196915
(State or other jurisdiction (Commission             (IRS Employer
of incorporation)            File Number)          Identification No.)



        500 East Washington Street, Ann Arbor, Michigan  48104
        (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:
                            (313) 913-1100


  ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

       On October 21, 1997, the Company issued a total of 138,938 shares of its common stock and options to purchase an additional 108,517 shares, as part of the consideration for the acquisition of all of the outstanding securities of Books Etc. Limited, a U.K. corporation engaged in the retail book business in England, and an affiliated U.K. corporation (collectively "Books"). The shares of the Company's stock and options were issued pursuant to agreements among the Company and the holders of the Books securities and Regulation S. The sellers of the Books securities were not U.S. persons, the sale and issuance occurred in England in an offshore transaction, offering restrictions were implemented pursuant to the agreements, and the transaction was otherwise in compliance with Regulation S. There were no underwriters or other distributors.







                             SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BORDERS GROUP, INC.


  Date: October 21, 1997          By:    s\GEORGE R. MRKONIC
                                  Name:  George R. Mrkonic
                                  Title: Vice Chairman